                                                                    EXHIBIT 4.15


THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

                            ATRIX LABORATORIES, INC.


                           WARRANT TO PURCHASE SHARES
                              OF ATRIX COMMON STOCK


                  THIS CERTIFIES THAT, for value received, FERGHANA PARTNERS INC., a Delaware corporation, or its permitted transferees and successors as provided herein (each, a "Holder"), is entitled to subscribe for and purchase up to 13,649 shares, as adjusted pursuant to Section 4 (the "Shares"), of the fully paid and nonassessable shares of Common Stock, par value $.001 (the "Atrix Common Stock"), of ATRIX LABORATORIES, INC., a Delaware corporation (the "Company"), at the price of U.S.$13.19 per share (such price, and such other prices that shall result from time to time, from the adjustments specified in
Section 4, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

                  1. Term. Subject to the limitations set forth in Sections 4 and 5, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time, and from time to time, from and after the date hereof and until 5:00 p.m. Eastern Time, April 3, 2004. To the extent not exercised at 5:00 p.m. Eastern Time on April 3, 2004, this Warrant shall completely and automatically terminate and expire, and thereafter it shall be of no force or effect.

                  2. Method of Exercise; Payment; Issuance of New Warrant.

                  (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex A duly executed) at the principal office of the Company and by the payment to the Company of an amount in cash or other immediately available funds of an amount equal to the Warrant Price multiplied by the number of Shares being purchased pursuant to such exercise of this Warrant.


                  (b) Notwithstanding anything to the contrary herein, if at any time upon exercise of this Warrant, the Holder's ownership would exceed 19.9% of the issued and outstanding shares of Atrix Common Stock on a fully diluted basis, the Holder shall, to the extent of such excess, receive non-voting securities of the Company.


                  (c) The persons or entities in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is properly exercised and full payment for the Shares acquired pursuant to such exercise is made. Upon any exercise of the rights represented by this Warrant, certificates for the Shares purchased shall be delivered to the holder hereof as soon as possible and in any event within 30 days of receipt of such notice and payment, and unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period.

                  3. Stock Fully Paid, Reservation of Shares. All Shares that may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and will be free from all transfer taxes, liens and charges with respect to the issue thereof and assuming payment of the Warrant Price for all Shares so purchased, legally and validly owned by the Holder. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon the exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of the Atrix Common Stock to provide for the exercise of the rights represented by this Warrant.

                  4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to the adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification, Etc. In case of (i) any reclassification, reorganization, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value), or (ii) any merger or consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale or lease of all or substantially all the assets of the Company, then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant or a supplement hereto (in form and substance reasonably satisfactory to the holder of this Warrant), so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of the Atrix Common Stock theretofore issuable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities, receivable upon such reclassification, reorganization, change or conversion by a holder of the number of shares of the Atrix Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this
Section 4(a) shall similarly attach to successive reclassifications, reorganizations, changes, conversions, mergers, consolidations or asset sales.

                  (b) Split, Subdivision or Combination of Shares. If the Company at any time during which this Warrant remains outstanding and unexpired shall split, subdivide or combine the Atrix Common Stock, (i) in the case of a split or subdivision, the Warrant Price shall be proportionately decreased and the number of Shares purchasable hereunder shall be proportionately increased, and (ii) in the case of a combination, the Warrant Price shall be proportionately increased and the number of Shares purchasable hereunder shall be proportionately decreased.

                  (c) Stock Dividends; Etc. If at any time prior to the earlier of the exercise or expiration hereof the Company shall fix a record date for the effectuation of a split or subdivision of the outstanding shares of Atrix Common Stock or the determination of holders of Atrix Common Stock entitled to receive a dividend or other distribution payable in additional shares of Atrix Common Stock or other securities or property or rights convertible into, or entitling the holder thereof to receive directly or indirectly, any of the foregoing (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Atrix Common Stock or the Common Stock Equivalents (including the additional shares of Atrix Common Stock issuable upon conversion or exercise thereof), then this Warrant shall be for, in addition to the number of shares of the Atrix Common Stock otherwise deliverable upon exercise of this Warrant, and without adjustment to the Warrant Price, the amount of such additional shares of Atrix Common Stock and any Common Stock Equivalents that the holder hereof would have received or become entitled to receive on the same terms and conditions as if such holder had been a holder of record of such Atrix Common Stock as shall have been deliverable immediately prior to such record date pursuant to the terms of this Section 4, unless such record date is fixed and such dividend is not paid or if such distribution, split or subdivision is not fully made on the date fixed therefor.

                  (d) No Impairment. The Company will not, by amendment of its Certificate of Incorporation, any certificate of designations or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

                  (e) Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to this
Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated. Such certificate shall be signed by its chief financial officer and shall be delivered to the Holder.

                  (f) Fractional Shares. No fractional shares of Atrix Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Atrix Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

                  (g) Cumulative Adjustments. No adjustment in the Warrant Price shall be required under this Section 4 until cumulative adjustments result in a concomitant change of 1% or more of the Warrant Price or in the number of shares of Atrix Common Stock purchasable upon exercise of this Warrant as in effect prior to the last such adjustment; provided, however, that any adjustment that by reason of this Section 4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  5. Compliance with Securities Act; Disposition of Warrant or Shares of Atrix Common Stock.

                  (a) The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of applicable securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Securities Act of 1933, as amended (the "Act"), or an exemption from the registration requirements of the Act is available, the Holder shall confirm in writing, by executing an instrument in form reasonably satisfactory to the Company, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR

         INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AS AMENDED, OR ANY SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS."

                  (b) (i) This Warrant may not be transferred or assigned by either party without the prior written consent of the other. Subject to the foregoing, this Warrant and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the transferor and the Company shall continue to be liable and obligated for their respective obligations hereunder after any such assignment.

                      (ii) With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the Holder shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any other federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. Each certificate representing this Warrant or the Shares thus transferred shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

                  6. Rights as Stockholders. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant is exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

                  7. Issue Tax. The issuance of certificates for shares of Atrix Common Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder.

                  8. Miscellaneous.

                  (a) This Warrant may not be modified or amended, or any provisions hereof waived, except by written agreement of the Company and the Holder.

                  (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

                  (i)      if to the Company, to:

                           Atrix Laboratories, Inc.
                           2579 Midpoint Drive
                           Fort Collins, Colorado 80525
                           Attention: Chief Financial Officer
                           Facsimile: (970) 482-9735

                           with a copy to:
                           Morrison & Foerster LLP
                           370 17th Street, Suite 5200
                           Denver, Colorado 80202
                           Attention: Warren L. Troupe, Esq.
                           Facsimile: (303) 592-1510

                  (ii)     if to Holder, to:

                           Ferghana Partners Inc.
                           420 Lexington Avenue, Suite 1701
                           New York, New York  10170
                           Attention:  Managing Director
                           Facsimile:  (212) 883-9395

                  (c) The Company covenants to the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of a bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

                  (d) The descriptive headings of the several sections and paragraphs contained in this Warrant are for reference purposes only and shall not affect in anyway the meaning or interpretation of this Warrant.


                  (e) This Warrant shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to the principles of conflicts of laws. Any dispute under this Warrant that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in the City and County of Denver, Colorado, and the Holder consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute.

                  (f) This Warrant may be signed and delivered to the other party by a facsimile transmission; such transmission shall be deemed a valid signature.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the Company has executed this Warrant as of the 4th day of April, 2001.

                                        ATRIX LABORATORIES, INC.



                                        By:  /s/ David R. Bethune
                                           -------------------------------------
                                           Name:  David R. Bethune
                                           Title: Chairman and Chief Executive
                                                    Officer

                                                                         Annex A

                               NOTICE OF EXERCISE


To:      Atrix Laboratories, Inc.

                  1. The undersigned hereby elects to purchase _____ shares of Atrix Common Stock of Atrix Laboratories, Inc., a Delaware corporation, pursuant to the terms of the attached Warrant, and tenders herewith full payment of the purchase price of such shares, in cash or other immediately available funds.

                  2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                                      (Name)
--------------------------------------

--------------------------------------
                                      (Address)
--------------------------------------

                  3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, and that the undersigned will not offer, sell or otherwise dispose of any such securities except under circumstances that will not result in a violation of applicable federal and state securities laws.


Signature:
            --------------------------

Name:
       -------------------------------

Address:
          ----------------------------


--------------------------------------


--------------------------------------


Social Security or taxpayer identification number:


--------------------------------------


                                       A-1